UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  (November 15, 2023)

Month 1, 2023

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Innovation Way, Akron, Ohio	44316-0001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 796-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Without Par Value	GT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On November 15, 2023, The Goodyear Tire & Rubber Company (the “Company”) approved a rationalization plan in Europe, Middle East and Africa (“EMEA”) to permanently close its Fulda, Germany tire manufacturing facility (“Fulda”) and its Fürstenwalde, Germany tire manufacturing facility (“Fürstenwalde”) as part of the Company’s strategy to improve its competitive position and reduce its production cost per tire in EMEA. The proposed plan amends and replaces the plan that was previously approved on May 31, 2023 to permanently reduce production at Fulda by approximately 50%. The proposed plan would include approximately 1,750 job reductions at Fulda and Fürstenwalde, consisting of 1,500 associates and 250 contracted and temporary positions. The Company intends to continue operating its mixing center in Fürstenwalde, Germany. The plan remains subject to consultation with relevant employee representative bodies.

The Company expects to substantially complete the closure of Fulda by 2025 and closure of Fürstenwalde by the end of 2027. The Company estimates total pre-tax charges associated with these actions to be between $575 million and $600 million, of which $425 million to $450 million is expected to be cash charges primarily for associate-related costs and other exit costs, with the remainder representing non-cash charges of approximately $150 million, mostly related to accelerated depreciation and other asset-related charges. The Company expects to record approximately $190 million of pre-tax charges in the fourth quarter of 2023, which is in addition to the $67 million of pre-tax charges recorded in the first nine months of 2023 related to the previously announced Fulda plan. The Company expects pre-tax charges between $90 million and $110 million in 2024 and $110 million and $130 million in 2025. The Company expects cash outflows of approximately $25 million and $300 million in 2024 and 2025, respectively. The Company expects the remaining pre-tax charges and cash outflows will occur by the end of 2027.

The Company expects these actions to improve EMEA’s segment operating income by achieving annual run rate savings of approximately $60 million by the end of 2025, $100 million by the end of 2026 and $120 million by the end of 2027.

Safe Harbor Statement

Certain information contained in this Current Report on Form 8-K may constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including those statements regarding the expected amounts of charges and savings resulting from the proposed plan. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. There are a variety of factors, many of which are beyond the Company’s control, which could affect its operations, performance, business strategy and results and could cause its actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the risks and other factors described in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent management’s estimates only as of today and should not be relied upon as representing management’s estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, even if management’s estimates change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Date: November 16, 2023	By	/s/ Daniel T. Young
Daniel T. Young
Secretary